As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-188927

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHC Helicopter S.A.

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Luxembourg	4522	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(604) 276-7500

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael O’Neill, Esq. Chief Legal Officer CHC Helicopter S.A. 4740 Agar Drive Richmond, BC V7B 1A3, Canada (604) 276-7500	Louis Lehot, Esq. Michael Tollini, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304-1130 (650) 843-5000	Russ Hill, Esq. VP, Deputy General Counsel CHC Helicopter S.A. 4740 Agar Drive Richmond, BC V7B 1A3, Canada (604) 276-7500

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
6922767 Holding S.à r.l.	Luxembourg	98-0598004	13-15 Avenue de la Liberté L-1931 Luxembourg +352-2689-01

Capital Aviation Services B.V.	Netherlands	98-0592415	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Capital (Barbados) Limited	Barbados	N/A	Deighton House Dayrell’s Road at Deighton St. Michael, BB14030 Barbados (246) 228-4472

CHC Den Helder B.V.	Netherlands	N/A	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Global Operations (2008) Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

CHC Global Operations Canada (2008) Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

CHC Global Operations International Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

CHC Helicopter Holding S.à r.l.	Luxembourg	94-13440907	13-15 Avenue de la Liberté L-1931 Luxembourg +352-2689-01

CHC Helicopters (Barbados) Limited	Barbados	N/A	Deighton House Dayrell’s Road at Deighton St. Michael, BB14030 Barbados (246) 228-4472

CHC Holding NL B.V.	Netherlands	98-0596801	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

CHC Holding (UK) Limited	Scotland	N/A	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

CHC Hoofddorp B.V.	Netherlands	98-0952413	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Netherlands B.V.	Netherlands	98-2592409	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Norway Acquisition Co AS	Norway	98-0596777	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Helicopter Services Group AS	Norway	98-0592436	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One Canada Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

Heli-One Holdings (UK) Limited	England	98-0596780	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

Heli-One (Europe) AS	Norway	98-0592435	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One Leasing Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

Heli-One Leasing (Norway) AS	Norway	45-4005893	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Heli-One (Norway) AS	Norway	98-0476722	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One (Netherlands) B.V.	Netherlands	98-0592414	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

Heli-One (UK) Limited	Scotland	98-0592451	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

Heli-One (U.S.) Inc.	Delaware	84-1719617	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (970) 492-1000

Heli-One USA Inc.	Texas	75-2303691	350 N. Paul Street Suite 2900 Dallas, Texas 75201 (970) 492-1000

Heliworld Leasing Limited	England	98-0592464	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

CHC Leasing (Ireland) Limited (formerly Justinvale Limited)	Ireland	N/A	The Boat House Bishop Street Dublin 8 Ireland Tel: +353 1 407 0011

Integra Leasing AS	Norway	98-0592439	Stavanger Lufthavn 4050 Sola, Norway +47 51 94 10 00

Lloyd Bass Strait Helicopters Pty. Ltd.	Australia	98-0592398	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Lloyd Helicopters International Pty Ltd.	Australia	98-0592400	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Lloyd Helicopters Pty. Ltd.	Australia	98-0592393	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Lloyd Helicopter Services Limited	Scotland	98-0596781	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce, Aberdeen AB21 0GL Scotland +44-1224-846-000

Lloyd Helicopter Services Pty. Ltd.	Australia	98-0592394	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

CHC Helicopter Australia Pty Ltd (previously known as Lloyd Off-Shore Helicopters Pty. Ltd.)	Australia	98-0592402	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Management Aviation Limited	England	98-0592135	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of CHC Helicopter S.A. (File No. 333-188927) is being filed solely for the purpose of filing Exhibits 5.2, 99.1 and 99.4. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The prospectus and financial statements are unchanged and have been omitted.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The directors and the officers of CHC Helicopter S.A., 6922767 Holding S.à r.l. and CHC Helicopter Holding S.à r.l. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(a) Capital Aviation Services B.V., CHC Den Helder B.V., CHC Holding NL B.V., CHC Hoofddorp B.V., CHC Netherlands B.V., Heli-One Defence B.V. and Heli-One (Netherlands) B.V. (the “Dutch Companies”) are private companies with limited liability (besloten vennootschappen met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.

Pursuant to section 7:658 of the Dutch Civil Code, each employer is obliged to take all precautionary measures and issue such directions for the performance of the work as may be reasonably deemed necessary to prevent the employee from suffering any losses by the performance of his/her duties. The employer will be liable to the employee for any losses suffered in the course of the work, unless the employer can demonstrate that he has taken all precautionary measures to prevent such losses or the losses were to a large extent the result of intent (opzet) or deliberate recklessness (bewuste roekeloosheid) on the part of the employee. There is discussion between legal scholars as to whether this section applies to managing directors (statutaire bestuurders) of Dutch private companies with limited liability.

The articles of association of the Dutch Companies do not contain any provisions whereby the directors and officers of the Dutch Companies would be insured or indemnified against claims and demands arising under or in connection with the performance of their duties in such capacity.

The directors and the officers of CHC Holding NL B.V., CHC Netherlands B.V., CHC Hoofddorp B.V., CHC Den Helder B.V., Capital Aviation Services B.V., Heli-One (Netherlands) B.V. and Heli-One Defence B.V. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(b) CHC Global Operations (2008) Inc., CHC Global Operations International Inc., Heli-One Canada Inc. and Heli-One Leasing Inc. (each, a “Canadian Guarantor”) are companies incorporated or continued under the federal laws of Canada.

Subsection 124(1) of the Canada Business Corporations Act (the “CBCA”) permits a company incorporated or continued thereunder to indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity for another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. Subsection 124(2) of the CBCA further permits a company incorporated or continued thereunder to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 124(1); however, the individual shall repay the moneys if the individual does not fulfill the conditions of subsection 124(3).

Subsection 124(3) of the CBCA provides that a company incorporated or continued thereunder may not indemnify an individual under subsection 124(1) unless the individual (a) acted honestly and in good faith, with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Subsection 124(4) of the CBCA provides that a company incorporated or continued thereunder may with the approval of a court, indemnify an individual referred to in subsection 124(1), or advance moneys under subsection 124(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection 124(1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection 124(3).

Subsection 124(5) of the CBCA provides that, despite subsection 124(1), an individual referred to in subsection 124(1) is entitled to an indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection 124(1), if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfills the conditions set out in subsection 124(3).

Subsection 124(6) of the CBCA permits a company incorporated or continued thereunder to purchase and maintain insurance for the benefit of an individual referred to in subsection 124(1) against any liability incurred by the individual (a) in the individual’s capacity as a director or officer of the corporation; or (b) in the individual’s capacity as a director or officer, or similar capacity for another entity, if the individual acts or acted in that capacity at the corporation’s request.

Subsection 124(7) of the CBCA provides that a company incorporated or continued thereunder, an individual or an entity referred to in subsection 124(1) may apply to a court for an order approving an indemnity under section 124 and the court may so order and make any further order that it sees fit.

In accordance with these provisions, the bylaws of each Canadian Guarantor provide that each Canadian Guarantor shall indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or has acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity for another entity (each, an “Indemnified Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of its association with the corporation or other entity, if the Indemnified Person (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that his or her conduct was lawful (collectively, the “Conditions”).

The bylaws of each Canadian Guarantor further provide that the corporation may advance monies to an Indemnified Person for the costs, charges and expenses of a proceeding referred to in the paragraph immediately above, provided that the Indemnified Person shall repay the monies to the corporation if the Indemnified Person does not fulfill each of the Conditions. The corporation shall, with the approval of a court, indemnify an Indemnified Person, and may advance monies to an Indemnified Person pursuant to the preceding sentence, in respect of an action by or on behalf of the corporation or other entity for which the Indemnified Person has acted as a director or officer or in a similar capacity at the corporation’s request, to procure a judgment in its favour to which such Indemnified Person is made a party because of such Indemnified Person’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with such action, if the Indemnified Person fulfills each of the Conditions.

The bylaws of each Canadian Guarantor further provide that the provisions for indemnity set out above shall not be deemed exclusive of any other rights to which an Indemnified Person may be entitled under any agreement or otherwise and shall enure to the benefit of the heirs and legal representatives of an Indemnified Person.

The bylaws of each Canadian Guarantor further provide that, subject to the limitations contained in the CBCA, the corporation may purchase and maintain insurance for the benefit of any person referred to above as the board of the corporation may from time to time determine.

The directors and the officers of the Canadian Guarantors are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(c) CHC Helicopters (Barbados) Limited and CHC Capital (Barbados) Limited are limited companies incorporated under the laws of Barbados.

Section 97(1) and (2) of the Companies Act (the “Act”) provides that:

(1)	Except in respect of an action by or on behalf of a company or body corporate to obtain a judgment in its favour, a company may indemnify:

(a)	a director or officer of the company,

(b)	a former director or officer of the company, or

(c)	a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his legal representatives, against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being, or having been, a director or officer of that company or body corporate.

(2)	Subsection (1) does not apply unless the director or officer to be so indemnified:

(a)	acted honestly and in good faith with a view to the best interests of the company, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

CHC Helicopters (Barbados) Limited. In accordance with this position, Clause 10.1 of By-Law No. 1 of CHC Helicopters states that subject to section 97 of the Act, except in respect of an action by or on behalf of CHC Helicopters to obtain a judgment in its favour, CHC Helicopters shall indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the company if: (1) he acted honestly and in good faith with a view to the best interests of the company; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

CHC Capital (Barbados) Limited. In accordance with this position, Clause 10.1 of By-Law No. 1 of CHC Capital states that subject to section 97 of the Act, except in respect of an action by or on behalf of CHC Capital to obtain a judgment in its favour, CHC Capital shall indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the company if: (1) he acted honestly and in good faith with a view to the best interests of the company; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The directors and the officers of CHC Helicopters (Barbados) Limited and CHC Capital (Barbados) Limited are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(d) CHC Helicopter Australia Pty Ltd, Lloyd Helicopters Pty Ltd, Lloyd Helicopters Services Pty Ltd, Lloyd Bass Strait Helicopters Pty Ltd and Lloyd Helicopters International Pty Ltd are limited companies incorporated under the laws of Australia.

The following is a description of Australian law and is intended to provide general guidance only.

Section 199A(1) of the Corporations Act 2001 (Cwlth) of Australia (“Australian Corporations Act”) provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify (other than for legal costs) a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty under section 1317G order or compensation order under sections 1317H, 1317HA or 1317HB of the Australian Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(3) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (but this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium (whether paid directly or through an interposed entity) for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer (section 183).

Anything that purports to indemnify or insure a person against liability, or exempt them from a liability will be void to the extent that it contravenes section 199A or 199B of the Australian Corporations Act.

For the purpose of sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary of the company;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

The constitutions of the Australian registrants provide that the Australian registrants may indemnify any current or former director, secretary or executive officer of the company or a related body corporate of the company out of the property of the company against:

•	every liability incurred by the person in that capacity (except a liability for legal costs); and

•

all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity, except to the extent that:

•	the company is forbidden by statute to indemnify the person against the liability or legal costs; or

•	an indemnity by the company of the person against the liability or legal costs would, if given, be made void by statute.

The constitutions of the Australian registrants provide that the Australian registrants may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a director or secretary or executive officer of the company or of a related body corporate of the company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

•	the company is forbidden by statute to pay or agree to pay the premium; or

•	the contract would, if the company paid the premium, be made void by statute.

The directors and the officers of CHC Helicopter Australia Pty Ltd, Lloyd Helicopters Pty Ltd, Lloyd Helicopters Services Pty Ltd, Lloyd Bass Strait Helicopters Pty Ltd and Lloyd Helicopters International Pty Ltd are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(e) CHC Leasing (Ireland) Limited is a private limited company incorporated under the laws of Ireland.

The general position in Irish company law is that the Irish Companies Acts make void any contractual provision (whether in articles of association or any other document) whereby the company indemnifies any of its directors/officers for negligence, default or breach of duty of which he may be guilty in relation to the company. However, subject to the provisions of the Irish Companies Acts but without prejudice to any indemnity to which a director of CHC Leasing (Ireland) Limited may otherwise be entitled, every director or other officer of CHC Leasing (Ireland) Limited shall be indemnified out of the assets of CHC Leasing (Ireland) Limited against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Companies Act of Ireland, 1963 (as amended) (the “1963 Act”) in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of CHC Leasing (Ireland) Limited.

The current articles of association of CHC Leasing (Ireland) Limited provide that, every director, managing director, agent, auditor, secretary and other officer for the time being of CHC Leasing (Ireland) Limited shall be indemnified out of the assets of CHC Leasing (Ireland) Limited against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 391 of the 1963 Act in which relief is granted to him by the court.

“Irish Companies Acts” means the Companies Acts, 1963 to 2009, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, all statutory instruments which are to be read as one with, or construed or read together with or as one with, the Irish Companies Acts and every statutory modification and re-enactment thereof for the time being in force and includes winding-up and examinership.

The directors and the officers of CHC Leasing (Ireland) Limited are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(f) CHC Holding (UK) Limited, Heli-One (U.K.) Limited and Lloyd Helicopter Services Limited (collectively, the “Scottish Registrants”) are limited companies incorporated under the laws of Scotland.

Applicable Law

The Companies Act 2006 (the “2006 Act”)

Sections 232–236 of the 2006 Act contain restrictions on provisions protecting directors from liability. The provisions came into force on 1 October 2007. Section 234 authorises private limited companies incorporated in Scotland to indemnify a director against any liability incurred by the director to a person other than the company or an associated company, other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

Except as otherwise permitted by the 2006 Act, including Section 234, Section 232 of the 2006 Act provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, Section 233 of the 2006 Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

The Companies Act 1985 (the “1985 Act”)

As a result of transitional provisions contained in secondary legislation, sections 309A, 309B and 309C(1) to (3) and (6) of the 1985 Act continue to apply in relation to any provision to which they applied immediately before 1 October 2007.

Further transitional provisions in relation to the enactment of these provisions state that section 309A of the 1985 Act shall have no effect in relation to provisions made before 29 October 2004 which are not void under section 310 of the 1985 Act as it was then in force. The Articles of Association of the Scottish Registrants are modified versions of the regulations constituting Table A “Regulations for management of a company limited by shares” contained in the Schedule to the Companies (Tables A to F) Regulations 1985 (“Table A”), and were adopted in 1993, 1995 and 1998. Each contains bespoke provisions regarding the indemnification of directors. The applicable law in relation to these provisions is therefore contained in section 310 of the 1985 Act. However, to the extent that the indemnities in the Articles exceed what is permitted by section 310 (and so are void under that section), it is possible that they may be permitted insofar as they amount to third party indemnities which are permitted under section 309A and the provisions of the 2006 Act.

Section 310 provides that any provision that purports to exempt or indemnify a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void, subject to the following. Section 310 does not prevent a company from providing insurance for any such officer or auditor against any such liability, or from indemnifying any such officer or auditor against any liability incurred by him in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or in connection with an application of relief in which the court grants him or her relief.

In common with section 310, section 309A applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company, and provides that any provision which purports to exempt (to any extent) a director of a company from any such liability is void. However, it introduced a relaxation of this restriction (maintained in the 2006 Act) which allows a company to give a director a “qualifying third party indemnity” in respect of these liabilities. This allows a company to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

Provisions in the Articles of Association of the Scottish Registrants

Insurance

The Articles of Association for CHC Holding (UK) Limited and Heli-One (U.K.) Limited permit the company to purchase and maintain insurance in favour of their directors and officers against any liability that may be asserted against them. The Lloyd Helicopter Services Limited Articles are silent on the matter but the company would be permitted to purchase and maintain insurance in accordance with the statutory provisions.

Indemnity

The Articles of Association for each of the Scottish Registrants contain an indemnity in favour of every director and officer of the Company against liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application for relief in which relief is granted to him by the court.

The indemnity in the CHC Holding (UK) Limited Articles is stated to apply insofar as permitted by section 310 of the 1985 Act. However, the provisions of section 309A of the 1985 Act and the provisions of the 2006 Act would apply to remove any restriction on the indemnity imposed by section 310 in respect of its application to any liability incurred by the director to a person other than the company (third party), subject to the limits set out above.

The directors and the officers of the Scottish Registrants are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(h) Heli-One USA Inc. is a corporation incorporated under the laws of Texas

Section 8.051 of the Texas Business Organizations Code (“TBOC”) provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with the proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that the person acted in good faith and reasonably believed in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interest and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interest, and in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful.

In accordance with these provisions, the Articles of Incorporation of Heli-One USA Inc. provide that no director of the corporation is liable to the corporation or the shareholders for monetary damages for an act or omission in the director’s capacity as a director except for liability for breach of a duty of loyalty to the corporation or its shareholders, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, an act or omission for which the liability of a director is expressly provided for by statute, or an act related to an unlawful stock repurpose or payment of a dividend. The Articles of Incorporation of Heli-One USA Inc. further provide that the corporation shall indemnify its directors to the fullest extent provided under the Texas Business Corporation Act.

The Bylaws of Heli-One USA Inc. provide that the corporation shall indemnify and advance reasonable expenses to a person who was or is threatened to be made the named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent or is or was serving at the request of the corporation as a director, officer, partner, joint venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but only if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person (whether or not the benefit resulted from an action taken in the person’s official capacity), the indemnification shall be (x) limited to reasonable expenses actually incurred by the person in connection with the proceeding and (y) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The Bylaws also provide that Heli-One USA Inc. shall indemnify a person who is or was a director, officer, employee or agent or is or was serving at the request of the corporation as a director, officer, partner, joint venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was such a person if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The directors and the officers of Heli-One USA Inc. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(i) Heli-One (U.S.) Inc. is a corporation incorporated under the laws of Delaware

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the Articles of Incorporation of Heli-One (U.S.) Inc. provide that the corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

The Bylaws of Heli-One (U.S.) Inc. provide that the corporation shall, to the fullest extent allowable by law, indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. At the discretion of the board of directors, the corporation may similarly indemnify any or all other employees and/or agents of the corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, the bylaws provide that the corporation shall, to the fullest extent allowable by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The directors and the officers of Heli-One (U.S.) Inc. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(j) Heli-One Holdings (UK) Limited, Heliworld Leasing Limited and Management Aviation Limited are limited companies incorporated under the laws of England and Wales.

Heli-One Holdings (UK) Limited, Heliworld Leasing Limited and Management Aviation Limited (together, the “UK Registrants”) are each incorporated in the UK and are subject to the provisions relating to the indemnification of directors and officers of the Companies Act 2006 (the “CA 2006”) and/or the equivalent provisions in the Companies Act 1985, as amended (the “CA 1985”), depending on the date on which the relevant company’s articles of association were adopted. The limitations contained in the CA2006 and summarized below are equivalent to the limitations contained in sections 309A, 309B and 309C of the CA1985.

The articles of association of each of the UK Registrants permit the respective company, subject to the provisions of the CA1985 and/or the CA2006, to indemnify its officers and directors against losses and liabilities which they may sustain as directors or officers of such company.

Section 234 of the CA2006 authorises companies incorporated in England and Wales or Scotland to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

Except as otherwise permitted by the CA 2006, including Section 234, Section 232 of the 2006 Act provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Nevertheless, Section 233 of the 2006 Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

The directors and the officers of the UK Registrants are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(k) CHC Norway Acquisition Co AS, Heli-One (Europe) AS, Helicopter Services Group AS, Integra Leasing AS, Heli-One Leasing (Norway) AS and Heli-One (Norway) AS are limited companies incorporated under the laws of Norway

Neither the articles of association of any of CHC Norway Acquisition Co AS, Heli-One (Europe) AS, Helicopter Services Group AS, Integra Leasing AS, Heli-One Leasing (Norway) AS or Heli-One (Norway) AS (the “Norwegian Registrants”) nor the Norwegian Acts of 13 June 1997 no 44 and 45 on Limited Liability Companies contain any articles or provisions whereby the members of the board of managers of those companies would be indemnified against liability which they may incur in their capacity as directors. Norwegian legislation permits companies to take out liability insurance for the board of directors.

The directors and the officers of the Norwegian Registrants are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1(9)	CHC Helicopter S.A., Articles of Association, dated February 28, 2012.

3.2(9)	6922767 Holding S.à r.l, Articles of Association, dated April 25, 2013.

3.3#	Capital Aviation Services B.V., Amended Articles of Association, dated December 24, 2003.

3.4#	CHC Capital (Barbados) Limited, Certificate of Incorporation, dated January 23, 2004.

3.5#	CHC Capital (Barbados) Limited, Bylaws, undated.

3.6#	CHC Den Helder B.V., Amended Articles of Association, dated July 15, 2009.

3.7#	CHC Global Operations (2008) Inc., Certificate of Incorporation, dated June 16, 2003.

3.8#	CHC Global Operations (2008) Inc., Bylaws, dated December 13, 2007.

3.9#	CHC Global Operations International Inc., Certificate of Incorporation, dated May 15, 2008.

3.10#	CHC Global Operations International Inc., Bylaws, dated May 15, 2008.

3.11(9)	CHC Helicopter Holding S.à r.l, Articles of Association, dated February 28, 2012.

3.12#	CHC Helicopters (Barbados) Limited, Amended Articles of Incorporation, dated April 2, 2002.

3.13#	CHC Helicopters (Barbados) Limited, Bylaws, dated July 11, 1995.

3.14#	CHC Holding NL B.V., Deed of Incorporation, dated July 17, 2008.

3.15#	CHC Holding (UK) Limited, Certificate of Incorporation, dated November 3, 2008.

3.16#	CHC Holding (UK) Limited, Amended Memorandum of Association, dated November 3, 2008, and Amended Articles of Association, dated March 16, 1995.

3.17#	CHC Hoofddorp B.V., Deed of Incorporation, dated July 17, 2007.

3.18#	CHC Netherlands B.V., Amended Articles of Association, dated March 16, 2004.

3.19#	CHC Norway Acquisition Co. AS, Certificate of Registration, dated September 17, 2008.

3.20#	CHC Norway Acquisition Co. AS, Articles of Association, dated August 6, 2007.

3.21#	Helicopter Services Group AS, Articles of Association, dated October 23, 2008.

3.22#	Helicopter Services Group AS, Certificate of Registration, dated February 20, 1956.

3.23#	Heli-One Canada Inc., Certificate of Amalgamation, dated September 17, 2008.

3.24#	Heli-One Canada Inc., Bylaws, dated January 24, 2011.

3.25#	Heli-One Defence B.V., Amended Articles of Association, dated September 1, 2006.

3.26#	Heli-One Holdings (UK) Limited, Certificate of Incorporation, dated August 21, 2008.

3.27#	Heli-One Holdings (UK) Limited, Memorandum of Association and Articles of Association, dated August 21, 2008.

3.28#	Heli-One (Europe) AS, Amended Articles of Association, dated September 8, 2008.

3.29#	Heli-One (Europe) AS, Certificate of Registration, dated March 5, 1999.

3.30#	Heli-One Leasing Inc., Certificate of Incorporation, dated June 30, 2008.

3.31#	Heli-One Leasing Inc., Bylaws, dated June 30, 2008.

3.32#	Heli-One Leasing (Norway) AS, Amended Articles of Association, dated October 16, 2008.

3.33#	Heli-One Leasing (Norway) AS, Certificate of Registration, dated January 31, 1970.

3.34#	Heli-One (Norway) AS, Amended Articles of Association, dated October 30, 2008.

3.35#	Heli-One (Norway) AS, Certificate of Registration, dated June 15, 2000.

3.36#	Heli-One (Netherlands) B.V., Amended Articles of Association, dated September 19, 2005.

3.37#	Heli-One (UK) Limited, Amended Certificate of Incorporation and Memorandum of Association, dated January 19, 2006.

3.38#	Heli-One (UK) Limited, Amended Articles of Association, dated March 31, 1993.

3.39#	Heli-One (US) Inc., Certificate of Incorporation, dated November 8, 2006.

3.40#	Heli-One (US) Inc., Bylaws, dated November 8, 2006.

3.41#	Heli-One USA Inc., Amended Articles of Incorporation, dated May 7, 2007.

3.42#	Heli-One USA Inc., Bylaws, dated December 1, 1989.

3.43#	Heliworld Leasing Limited, Certificate of Incorporation, dated April 26, 2002.

3.44#	Heliworld Leasing Limited, Memorandum of Association and Articles of Association, dated April 10, 2002.

3.45#	CHC Leasing (Ireland) Limited, Certificate of Incorporation, dated November 1, 2010.

3.46#	CHC Leasing (Ireland) Limited, Memorandum of Association and Articles of Association, dated October 26, 2010.

3.47#	Integra Leasing AS, Articles of Association, dated October 16, 2008.

3.48#	Integra Leasing AS, Certificate of Registration, dated November 30, 1992.

3.49#	Lloyd Bass Strait Helicopters Pty. Ltd., Certificate of Registration, dated June 26, 2000.

3.50#	Lloyd Bass Strait Helicopters Pty. Ltd., Constitution, dated October 28, 2008.

3.51#	Lloyd Helicopters International Pty. Ltd., Certificate of Registration and Constitution, dated October 28, 2008.

3.52#	Lloyd Helicopters Pty. Ltd., Certificate of Registration, dated June 26, 2000.

3.53#	Lloyd Helicopters Pty. Ltd., Constitution, dated October 28, 2008.

3.54#	Lloyd Helicopter Services Limited, Certificate of Incorporation and Memorandum of Association, dated December 12, 1997.

3.55#	Lloyd Helicopter Services Limited, Articles of Association, dated January 4, 1998.

3.56#	Lloyd Helicopter Services Pty. Ltd., Certificate of Registration, dated December 10, 1992.

3.57#	Lloyd Helicopter Services Pty. Ltd., Constitution, dated October 28, 2008.

3.58#	CHC Helicopter Australia Pty Ltd (formerly known as Lloyd Offshore Helicopters Pty. Ltd.), Certificate of Registration, dated June 26, 2000.

3.59#	CHC Helicopter Australia Pty Ltd (formerly known as Lloyd Offshore Helicopters Pty. Ltd.), Constitution, dated October 28, 2008.

3.60(7)	CHC Helicopter Australia Pty Ltd, Certificate of Registration on Change of Name, dated October 2, 2012.

3.61#	Management Aviation Limited, Certificate of Incorporation, dated October 1, 1984.

3.62#	Management Aviation Limited, Memorandum of Association and Articles of Association, dated October 31, 1994.

3.63(1)	CHC Global Operations Canada (2008) Inc., Certificate of Incorporation, dated April 8, 2008.

3.64(1)	CHC Global Operations Canada (2008) Inc., Bylaws, dated April 8, 2008.

4.1(8)	Indenture, dated as of May 13, 2013, among CHC Helicopter S.A., the Guarantors named therein, and The Bank of New York Mellon, as Trustee, governing the 9.375% Senior Notes due 2021.

4.2(8)	Form of 9.375% Senior Notes due 2021 (included in Exhibit 4.1).

4.3(8)	Registration Rights Agreement, dated May 13, 2013, among CHC Helicopter S.A., the initial purchasers listed therein, and the Guarantors listed therein.

4.4#	Indenture, dated as of October 4, 2010, among CHC Helicopter S.A., the Guarantors named therein, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, and The Bank of New York Mellon, as Trustee, governing the 9.250% Senior Secured Notes due 2020.

4.5#	Form of 9.250% Senior Secured Notes due 2020 (included in Exhibit 4.4).

4.6#	Registration Rights Agreement, dated as of October 4, 2010, by and among CHC Helicopter S.A., the Guarantors named therein, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., RBC Capital Markets Corporation and UBS Securities LLC.

4.7#	Collateral Agent and Administrative Agent Appointment Deed, dated October 4, 2010, among HSBC Bank plc, as Administrative Agent, The Bank of New York Mellon, as Notes Trustee, the Grantors identified therein, the Lenders identified therein, the Arrangers identified therein, and HSBC Corporate Trust Company (UK) Limited, as Collateral Agent.

4.8(1)	First Supplemental Indenture, dated as of February 20, 2012, among CHC Global Operations Canada (2008) Inc., CHC Helicopter S.A., the Guarantors named therein, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, and The Bank of New York Mellon, as Trustee, governing the 9.250% Senior Secured Notes due 2020.

4.9(3)	Intercreditor Agreement, dated as of October 4, 2010, among CHC Helicopter S.A., the other Grantors party thereto, HSBC Corporate Trustee Company (UK) Limited, as Initial Collateral Agent, HSBC Bank plc, as Administrative Agent, The Bank of New York Mellon, as Indenture Trustee, and each Additional Collateral Agent from time to time party thereto.

4.10(6)	Registration Rights Agreement, dated October 5, 2012, among CHC Helicopter S.A., the Initial Purchasers listed therein, and the Guarantors listed therein.

5.1(9)	Opinion of Cooley LLP

5.2+	Opinion of Simpson Thacher & Bartlett

5.3(9)	Opinion of Loyens & Loeff

5.4(9)	Opinion of Harridyal Sodha & Associates

5.5(9)	Opinion of Blake, Cassels & Graydon LLP

5.6(9)	Opinion of King & Wood Mallesons

5.7(9)	Opinion of Advokatfirmaet Thommessen AS

5.8(9)	Opinion of Van Doorne N.V.

5.9(9)	Opinion of Burness Paull & Williamsons LLP

5.10(9)	Opinion of Arthur Cox

5.11(9)	Opinion of DLA Piper LLP (US)

10.1#	Credit Agreement, dated as of October 4, 2010, by, among others, 6922767 Holding S.à r.l., CHC Helicopter Holding S.à r.l., CHC Helicopter S.A., HSBC Bank plc, as Administrative Agent, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent and Morgan Stanley Senior Funding, Inc., HSBC Securities (USA) Inc., RBC Capital Markets Corporation and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

10.2#	Guarantee, dated and effective as of October 4, 2010, by each of the signatories thereto and each of the other entities that becomes a party thereto, in favor of HSBC Bank plc, as Administrative Agent, for the benefit of the Secured Parties.

10.3†(2)	Contract for the Supply of Sixteen EC225 Helicopters and Ten Optional EC255 Helicopters with Related Services, dated as of March 1, 2007, between Eurocopter S.A.S. and Heli-One, a division of CHC Helicopters International Inc.

10.4†(2)	Sale Purchase Agreement for the Supply of Twenty Firm EC225 Helicopters and Four Optional EC255 Helicopters with Related Services, dated as of September 13, 2011, between Eurocopter S.A.S. and CHC Leasing (Ireland) Limited

10.5†(2)	Framework Agreement, dated as of October 31, 2007, between Agusta S.p.A. and CHC Helicopters International Inc.

10.6#*	2011 Management Equity Plan of 6922767 Holding (Cayman) Inc.

10.7#*	Form of 2011 Option Agreement of 6922767 Holding (Cayman) Inc.

10.8#*	Form of 2011 Restricted Share Unit Grant Agreement of 6922767 Holding (Cayman) Inc.

10.9#*	Form of 2011 Subscription Agreement of 6922767 Holding (Cayman) Inc.

10.10#*	2008 Share Incentive Plan of 6922767 Holding (Cayman) Inc., adopted September 16, 2008

10.11#*	Form of 2008 Option Agreement of 6922767 Holding (Cayman) Inc.

10.12#*	Form of 2008 Option Rollover Agreement of 6922767 Holding (Cayman) Inc.

10.13#*	Form of 2008 Special A Share Subscription Agreement of 6922767 Holding (Cayman) Inc.

10.14#*	Form of 2008 Subscription Agreement of 6922767 Holding (Cayman) Inc.

10.15#*	Management Shareholders Agreement among 6922767 Holding (Cayman) Inc. and Management Shareholders of 6922767 Holding (Cayman) Inc., dated as of September 16, 2008

10.16#*	Employment Agreement between Heli-One Canada Inc. and William J. Amelio, dated July 15, 2010

10.17#*	Employment Agreement of CHC Global Operations (2008) Inc. and Christine Baird, dated September 16, 2008

10.18#*	Employment Agreement between Heli-One Canada Inc. and Neil Calvert, dated September 16, 2008

10.19#*	Employment Agreement between Heli-One Canada Inc. and Rick Davis, dated September 16, 2008

10.20#*	Employment Agreement between EEA Helicopter Operations B.V. and Tilmann Gabriel, dated October 30, 2009

10.21#*	Employment Agreement between Heli-One American Support, LLC and Joan Hooper, dated September 26, 2011

10.22#*	Employment Agreement between Heli-One American Support, LLC and Michael O’Neill, dated February 2, 2011

10.23(9)*	Employment Agreement between Heli-One American Support, LLC and Peter Bartolotta, dated June 24, 2012

10.24#*	Amended and Restated Employment Agreement between Heli-One American Support, LLC and Michael Summers, dated January 5, 2012

10.25#*	Amended and Restated Supplemental Retirement Plan Agreement between CHC Helicopters International Inc. and Christine Baird, dated April 30, 2011

10.26#*	Retirement Compensation Arrangement Trust Agreement among Heli-One Canada Inc., Royal Trust Corporation of Canada and Christine Baird, dated March 1, 2011

10.27#*	Retirement Compensation Arrangement Trust Agreement among Heli-One Canada Inc., Royal Trust Corporation of Canada and Neil Calvert, dated October, 2011

10.28#*	Amended and Restated Supplemental Retirement Plan Agreement between CHC Helicopters International Inc. and Neil Calvert April 30, 2007

10.29#*	Supplemental Retirement Plan Agreement between CHC Helicopters International Inc. and Rick Davis, dated October 12, 2006

10.30#*	Retirement Compensation Arrangement Trust Agreement among Heli-One Canada Inc., Royal Trust Corporation of Canada and Rick Davis, dated October, 2011

10.31#*	Agreement Regarding Termination of Employment and Consulting Agreement between Heli-One Canada Inc. and Christine Baird, dated February 8, 2011

10.32#*	Agreement Regarding Termination of Employment and Consulting Agreement between Heli-One Canada Inc. and Neil Calvert, dated April 29, 2011

10.33#*	Agreement Regarding Termination of Employment between Heli-One Canada Inc. and Rick Davis, dated August 18, 2011

10.34#*	Consulting Agreement between Heli-One Canada Inc. and Rick Davis, dated August 8, 2011

10.35#*	Compromise Agreement between EEA Helicopter Operations B.V. and Tilmann Gabriel, dated April 5, 2011

10.36#*	Offer Letter of Heli-One American Support, LLC to Michael Summers, dated April 11, 2011

10.36(4)*	Employment Agreement between Heli-One American Support LLC and John Graber, dated July 18, 2011

10.37(5)*	Termination agreement and release, dated July 16, 2012, by and between Heli-One American Support LLC and John Graber.

10.38(9)*	Employment Agreement between Heli-One Canada Inc. and Larry Alexandre, dated February 15, 2013.

12.1(9)	Computation of Ratio of Earnings to Fixed Charges.

21.1(9)	Schedule of Subsidiaries of 6922767 Holding S.à r.l.

23.1(9)	Consent of Cooley LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2(9)	Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3(9)	Consent of Loyens & Loeff (included as part of its opinion filed as Exhibit 5.3 hereto).

23.4(9)	Consent of Harridyal Sodha & Associates (included as part of its opinion filed as Exhibit 5.4 hereto).

23.5(9)	Consent of Blake, Cassels & Graydon LLP (included as part of its opinion filed as Exhibit 5.5 hereto).

23.6(9)	Consent of King & Wood Mallesons (included as part of its opinion filed as Exhibit 5.6 hereto).

23.7(9)	Consent of Advokatfirmaet Thommessen AS (included as part of its opinion filed as Exhibit 5.7 hereto).

23.8(9)	Consent of Van Doorne N.V. (included as part of its opinion filed as Exhibit 5.8 hereto).

23.9(9)	Consent of Burness Paull & Williamsons LLP (included as part of its opinion filed as Exhibit 5.9 hereto).

23.10(9)	Consent of Arthur Cox (included as part of its opinion filed as Exhibit 5.10 hereto).

23.11(9)	Consent of DLA Piper LLP (US) (included as part of its opinion filed as Exhibit 5.11 hereto).

23.12(9)	Consent of Ernst & Young LLP.

24.1(9)	Powers of Attorney (included on the signature pages hereof).

25.1(9)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 9.375% Senior Notes due 2021.

99.1+	Form of Letter of Transmittal.

99.2(9)	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3(9)	Form of Letter to Clients.

99.4+	Form of Notice of Guaranteed Delivery.

101.INS(9)	XBRL Instance Document.

101.SCH(9)	XBRL Taxonomy Extension Schema Document.

101.CAL(9)	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF(9)	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB(9)	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE(9)	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Constitutes management contract or compensatory contract
+	Filed herewith
†	Confidential information has been omitted from this exhibit and filed separately with the SEC pursuant to a confidential treatment request under Rule 406.
#	Filed on January 18, 2012 as an exhibit to our Registration Statement on Form S-4 and incorporated herein by reference.
(1)	Filed on March 28, 2012 as an exhibit to Amendment No. 1 to our Registration Statement on Form S-4/A and incorporated herein by reference.
(2)	Filed on April 19, 2012 as an exhibit to Amendment No. 2 to our Registration Statement on Form S-4/A and incorporated herein by reference.
(3)	Filed on May 9, 2012 as an exhibit to Amendment No. 3 to our Registration Statement on Form S-4/A and incorporated herein by reference.
(4)	Filed on July 11, 2012 as an exhibit to our Annual Report on Form 10-K and incorporated herein by reference.
(5)	Filed on September 14, 2012 as an exhibit to our Quarterly Report on Form 10-Q and incorporated herein by reference.
(6)	Filed on October 9, 2012 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.
(7)	Filed on October 30, 2012 as an exhibit to our Registration Statement on Form S-4 and incorporated herein by reference.
(8)	Filed on May 14, 2013 as exhibit to our Form 8-K and incorporated herein by reference.
(9)	Filed on May 29, 2013 as an exhibit to our Registration Statement on Form S-4 incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus that is part of this registration statement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant issuer has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC HELICOPTER S.A.

By:	*
Name: Joan Schweikart Hooper
Title: A Director

By:	*
Name: Richard Brekelmans
Title: B Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Joan Schweikart Hooper	(A Director)	June 7, 2013

* Name: Johan Dejans	(B Director)	June 7, 2013

* Name: Richard Brekelmans	(B Director)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicopter S.A. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

6922767 Holding S.à r.l.

By:	*
Name: Joan Schweikart Hooper
Title: A Manager

By:	*
Name: Richard Brekelmans
Title: B Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Joan Schweikart Hooper	(A Manager)	June 7, 2013

* Name: Johan Dejans	(B Manager)	June 7, 2013

* Name: Richard Brekelmans	(B Manager)	June 7, 2013

* Name: Hille-Paul Schut	(B Manager)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, 6922767 Holding S.à r.l. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Capital Aviation Services B.V.

By:	*
Name: Christian Krajewski
Title: Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Christian Krajewski	Sole Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Capital Aviation Services B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Capital (Barbados) Limited

By:	*
Name: James Misener
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Misener	President & Director (Principal Executive Officer)	June 7, 2013

* Name: Barbara O’Gorman	Secretary & Treasurer (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

* Name: Stephen R. Edghill	Director	June 7, 2013

* Name: David Bynoe	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Capital (Barbados) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Den Helder B.V.

By:	*
Name: Peter Das
Title: Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Peter Das	Sole Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Den Helder B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Global Operations (2008) Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Deputy General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Peter Bartolotta	President & Chief Operating Officer (Principal Executive Officer)	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Vice President & Deputy General Counsel	June 7, 2013

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	June 7, 2013

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

* Name: Brian Clegg	Director	June 7, 2013

* Name: Paul King	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Global Operations (2008) Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Global Operations Canada (2008) Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Deputy General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Peter Bartolotta	President & Chief Operating Officer (Principal Executive Officer)	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Vice President & Deputy General Counsel	June 7, 2013

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	June 7, 2013

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

* Name: Brian Clegg	Director	June 7, 2013

* Name: Paul King	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Global Operations Canada (2008) Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Global Operations International Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Deputy General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Peter Bartolotta	President & Chief Operating Officer (Principal Executive Officer)	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Vice President & Deputy General Counsel	June 7, 2013

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	June 7, 2013

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

* Name: Brian Clegg	Director	June 7, 2013

* Name: Paul King	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Global Operations International Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Helicopter Holding S.à r.l.

By:	*
Name: Joan Schweikart Hooper
Title: A Manager

By:	*
Name: Richard Brekelmans
Title: B Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Joan Schweikart Hooper	(A Manager)	June 7, 2013

* Name: Richard Brekelmans	(B Manager)	June 7, 2013

* Name: Johan Dejans	(B Manager)	June 7, 2013

* Name: Hille-Paul Schut	(B Manager)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicopter Holding S.à r.l. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Helicopters (Barbados) Limited

By:	*
Name: James Misener
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Misener	President & Director (Principal Executive Officer)	June 7, 2013

* Name: Barbara O’Gorman	Secretary & Treasurer (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

* Name: David Bynoe	Director	June 7, 2013

* Name: Stephen R. Edghill	Chairman & Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicopters (Barbados) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Holding NL B.V.

By:	*
Name: Christian Krajewski
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Christian Krajewski	Director	June 7, 2013

* Name: Cees Johan van den Heuvel	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Holding NL B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Holding (UK) Limited

By:	*
Name: Mark Abbey
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Mark Abbey	Director	June 7, 2013

* Name: David Stewart	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Holding (UK) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Hoofddorp B.V.

By:	*
Name: Cees van den Heuvel On behalf of CHC Netherlands B.V.
Title: Sole Corporate Director

By:	*
Name: Christian Krajewski On behalf of CHC Netherlands B.V.
Title: Sole Corporate Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Cees van den Heuvel, on behalf of CHC Netherlands B.V.	Sole Corporate Director	June 7, 2013

* Name: Christian Krajewski, on behalf of CHC Netherlands B.V.	Sole Corporate Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Hoofddorp B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Netherlands B.V.

By:	*
Name: Christian Krajewski
Title: Managing Director A

By:	*
Name: Cees Johan van den Heuvel
Title: Managing Director B

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Cees Johan van den Heuvel	Managing Director B	June 7, 2013

* Name: Christian Krajewski	Managing Director A	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Netherlands BV has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Norway Acquisition Co AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director & Chairman	June 7, 2013

* Name: Rune Berg	Director	June 7, 2013

* Name: Dag Saatvedt	General Manager (daglig leder)	June 7, 2013

* Name: Karl Gjelvik	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Norway Acquisition Co AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Helicopter Services Group AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Dag Saatvedt	General Manager (daglig leder)	June 7, 2013

* Name: Lars Landsnes	Director & Chairman	June 7, 2013

* Name: Rune Berg	Director	June 7, 2013

* Name: Karl Gjelvik	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Helicopter Services Group AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One Canada Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President, Heli-One	June 7, 2013

* Name: William Amelio	Chief Executive Officer (Principal Executive Officer)	June 7, 2013

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

* Name: : Joan Hooper	Chief Financial Officer (Principal Financial Officer)	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Director	June 7, 2013

* Name: Paul King	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Canada Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One Holdings (UK) Limited

By:	*
Name: David Stewart
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: David Stewart	Director	June 7, 2013

* Name: Peter Das	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Holdings (UK) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One (Europe) AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Dag Saatvedt	General Manager (Daglig Leder)	June 7, 2013

* Name: Lars Landsnes	Director & Chairman	June 7, 2013

* Name: Rune Berg	Director	June 7, 2013

* Name: Karl Gjelvik	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (Europe) AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One Leasing Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President (Principal Executive Officer)	June 7, 2013

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Director	June 7, 2013

* Name: Paul King	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Leasing Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One Leasing (Norway) AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director & General Manager (daglig leder)	June 7, 2013

* Name: Rune Berg	Director	June 7, 2013

* Name: David Stewart	Director & Chairman	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Leasing (Norway) AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One (Norway) AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director & General Manager (daglig leder)	June 7, 2013

* Name: Rune Berg	Director	June 7, 2013

* Name: Karl Gjelvik	Director	June 7, 2013

* Name: Neil Dorken	Director & Chairman	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (Norway) AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One (Netherlands) B.V.

By:	*
Name: Cees van den Heuvel On behalf of CHC Netherlands B.V., which is the Corporate Director of CHC Hoofddorp B.V. Title: Sole Corporate Director of Heli-One (Netherlands) B.V.

By:	*
Name: Christian Krajewski On behalf of CHC Netherlands B.V., which is the Corporate Director of CHC Hoofddorp B.V. Title: Sole Corporate Director of Heli-One (Netherlands) B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Cees van den Heuvel, on behalf of CHC Netherlands B.V., which is the Corporate Director of CHC Hoofddorp B.V.	Sole Corporate Director of Heli-One (Netherlands) B.V.	June 7, 2013

* Name: Christian Krajewski, on behalf of CHC Netherlands B.V., which is the Corporate Director of CHC Hoofddorp B.V.	Sole Corporate Director of Heli-One (Netherlands) B.V.	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (Netherlands) B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One (UK) Limited

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director	June 7, 2013

* Name: Peter Das	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (UK) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One (U.S.) Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director, Vice President & Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President & Director	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Director, Vice President & Corporate Secretary	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heli-One USA Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director, Vice President & Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President & Director	June 7, 2013

/s/ Russ Hill Name: Russ Hill	Director, Vice President & Corporate Secretary	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Heliworld Leasing Limited

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director	June 7, 2013

* Name: Shaun Stewart	Director	June 7, 2013

* Name: Dennis Corbett	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heliworld Leasing Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Leasing (Ireland) Limited

By:	*
Name: Shane Leonard
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Mark Kelly	Director	June 7, 2013

* Name: Shane Leonard	Director	June 7, 2013

* Name: Clark McGinn	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Leasing (Ireland) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Integra Leasing AS

By:	*
Name: David Stewart
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: David Stewart	Director & Chairman	June 7, 2013

* Name: Lars Landsnes	Director	June 7, 2013

* Name: Rune Berg	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Integra Leasing AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Lloyd Bass Strait Helicopters Pty. Ltd.

By:	*
Name: Richard Burt
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	June 7, 2013

* Name: Christian Kittleson	Finance Director (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Bass Strait Helicopters Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Lloyd Helicopters International Pty Ltd.

By:	*
Name: Richard Burt
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	June 7, 2013

* Name: Christian Kittleson	Finance Director (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopters International Pty Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Lloyd Helicopters Pty. Ltd.

By:	*
Name: Richard Burt
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	June 7, 2013

* Name: Christian Kittleson	Finance Director (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopters Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Lloyd Helicopter Services Limited

By:	*
Name: Mark Abbey
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Mark Abbey	Director	June 7, 2013

* Name: Peter Das	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopter Services Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Lloyd Helicopter Services Pty. Ltd.

By:	*
Name: Richard Burt
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	June 7, 2013

* Name: Christian Kittleson	Finance Director (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopter Services Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

CHC Helicopter Australia Pty Ltd

By:	*
Name: Richard Burt
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	June 7, 2013

* Name: Christian Kittleson	Finance Director (Principal Financial Officer & Principal Accounting Officer)	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicopter Australia Pty Ltd has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on June 7, 2013.

Management Aviation Limited

By:	*
Name: Mark Abbey
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Mark Abbey	Director	June 7, 2013

* Name: Peter Das	Director	June 7, 2013

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Management Aviation Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: June 7, 2013	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact